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                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement   [ ] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))


    [ ] Definitive proxy statement

    [X] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          NUVEEN MUNICIPAL BOND FUND
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
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                IMPORTANT VOTING INFORMATION FOR SHAREHOLDERS
                      OF THE NUVEEN TAX-FREE VALUE FUNDS


The following is a brief overview of the proposals to be voted upon at the December 12, 1996 shareholder meeting. It should be read in conjunction with your fund's proxy statement, which was mailed to you earlier. If you would like another copy of the proxy statement, please call us at the number listed below.
                         YOUR VOTE IS VERY IMPORTANT.
If you have not already done so, please fill out and return the enclosed proxy card in a timely fashion. Thank you for your support of the Nuveen family of mutual funds.


Q.  What proposals am I being asked to vote on?
A.  You are being asked to vote on the following proposals:
      - Election of 8 fund Board members;
      - Changing the fund's 1940 Act diversification status
        (Maryland, Massachusetts and Insured Massachusetts funds only);
      - Modifying certain of the fund's fundamental investment policies; and
      - Reorganizing the fund's corporate structure.

Q.  Why is my fund proposing to make these changes?
A. Your fund has proposed these changes as part of the integration of the Nuveen and Flagship mutual fund families. These changes are designed to create uniform names, objectives and policies for all the mutual funds in the combined family, and to provide enhanced operating flexibility to help the funds continue to offer competitive returns in light of changing market conditions. THESE PROPOSALS WILL NOT RESULT IN ANY CHANGES TO NUVEEN'S CONSERVATIVE INVESTMENT PHILOSOPHY.

Q. Why are the Maryland, Massachusetts and Insured Massachusetts funds proposing to change their diversification status?
A. These funds are proposing to change their diversification status (as defined by the Investment Company Act of 1940) in order to obtain modest additional flexibility in purchasing municipal bonds that meet the fund's investment objectives and policies. This additional flexibility will help each fund to continue to offer competitive returns in light of changing bond availability and market conditions within its specific state. Although each fund will have a somewhat greater ability to concentrate a portion of its assets in a few issuers, the fund will continue to purchase a broad range of investment grade quality municipal bonds of different types, industries and issuers in order to limit investment risk. THE PROPOSED CHANGE WILL NOT ALTER EACH FUND'S CONSERVATIVE INVESTMENT PHILOSOPHY AND IS NOT EXPECTED TO CHANGE THE FUND'S CORE MANAGEMENT PRACTICES.

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Q.  Are each of the proposed changes to my fund's fundamental investment policies in my best interest?
A. The Board of your fund has considered each of the proposed investment policy changes and believes that each is in the best interests of the fund and its shareholders. These changes are being proposed for several reasons.
First, as part of Nuveen's acquisition of the Flagship family of municipal mutual funds, Nuveen's mutual funds are seeking to adopt uniform investment objectives and policies for all the funds, which is expected to enable the fund to operate more efficiently and streamline the investment process. Second, these proposed changes will provide enhanced operating flexibility that is intended to help your fund to continue to provide competitive returns and to capitalize more quickly on new investment opportunities. THESE PROPOSED CHANGES WILL NOT RESULT IN ANY CHANGES TO YOUR FUND'S CONSERVATIVE INVESTMENT PHILOSOPHY OR CORE MANAGEMENT PRACTICES.

Q.  Why is my fund reorganizing its corporate structure?
A. Your fund is being reorganized in order to facilitate the integration of the Nuveen and Flagship mutual fund families and to help enable your fund to remain competitive. The reorganization is expected to help your fund to operate more efficiently and to adjust more quickly and efficiently to future market conditions and regulatory changes. THE PROPOSED REORGANIZATION WILL NOT RESULT IN ANY CHANGES TO YOUR FUND'S CONSERVATIVE INVESTMENT PHILOSOPHY OR CORE MANAGEMENT PRACTICES, AND WILL NOT AFFECT YOUR FUND'S ABILITY TO PAY TAX-FREE DIVIDENDS.

Q.  Has the Board of my fund approved these changes?
A. The Board of your fund has unanimously approved each of these proposals and recommends that you vote "For" all the proposals.

Q.  How do I vote my shares?
A. You can vote your shares by completing, signing, dating and mailing the enclosed proxy card in the postage paid envelope. If you have any questions regarding the enclosed proxy, would like another copy of the proxy statement sent to you earlier, or need any assistance in voting your shares, please call our proxy solicitor, Shareholder Services Inc. ("SSI") at 800-621-7227.


(Non-Merging Funds 11/22 Final)